EXHIBIT 10


================================================================================


                               CREDIT AGREEMENT


                           Dated as of May 28, 1998


                                     among



                       THE GUARANTEE LIFE COMPANIES INC.


                                      and


                       GUARANTEE LIFE INSURANCE COMPANY


                                      and


                           THE CHASE MANHATTAN BANK



                            CHASE SECURITIES INC.,

                                  as Arranger



================================================================================
                                                             [Ref. No. 6700-674]

                                 TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
                                 ARTICLE I

                                 Definitions
                                 -----------

SECTION 1.01.  Defined Terms                                                        3
SECTION 1.02.  Terms Generally                                                     17


                                  ARTICLE II

 The Credits
---------------

SECTION 2.01.    Commitments                                                       18
SECTION 2.02.    Loans                                                             18
SECTION 2.03.    Borrowing Procedure                                               19
SECTION 2.04.    Evidence of Debt; Repayment of Loans; Amortization of Term Loans  20
SECTION 2.05.    Fees                                                              21
SECTION 2.06.    Interest on Loans                                                 22
SECTION 2.07.    Default Interest                                                  22
SECTION 2.08.    Alternate Rate of Interest                                        22
SECTION 2.09.    Termination and Reduction of Commitments                          23
SECTION 2.10.    Conversion and Continuation of Borrowings                         23
SECTION 2.11.    Prepayment                                                        24
SECTION 2.12.    Reserve Requirements; Change in Circumstances                     25
SECTION 2.13.    Change in Legality                                                26
SECTION 2.14.    Indemnity                                                         27
SECTION 2.15.    Pro Rata Treatment                                                27
SECTION 2.16.    Sharing of Setoffs                                                28
SECTION 2.17.    Payments                                                          28
SECTION 2.18.    Taxes.                                                            28
SECTION 2.19.    Assignment of Commitments Under Certain Circumstances;
                 Duty to Mitigate.                                                 31

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

SECTION 3.01.    Organization; Powers                                              32
SECTION 3.02.    Authorization                                                     32

SECTION 3.03.    Enforceability                                              32
SECTION 3.04.    Governmental Approvals                                      32
SECTION 3.05.    Financial Statements                                        33
SECTION 3.06.    No Material Adverse Change                                  33
SECTION 3.07.    Title to Properties; Possession Under Leases                33
SECTION 3.08.    Subsidiaries                                                33
SECTION 3.09.    Litigation; Compliance with Laws                            34
SECTION 3.10.    Agreements                                                  34
SECTION 3.11.    Federal Reserve Regulations                                 34
SECTION 3.12.    Investment Company Act; Public Utility Holding Company Act  34
SECTION 3.13.    Use of Proceeds                                             34
SECTION 3.14.    Tax Returns                                                 35
SECTION 3.15.    No Material Misstatements                                   35
SECTION 3.16.    Employee Benefit Plans                                      35
SECTION 3.17.    Pledge Agreement                                            35
SECTION 3.18     Year 2000 Compliance                                        36

                                   ARTICLE IV

                             Conditions of Lending
                             ---------------------

SECTION 4.01.  All Borrowings                                                36
SECTION 4.02.  Initial Borrowing                                             36


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

SECTION 5.01.      Existence; Businesses and Properties                      39
SECTION 5.02.      Insurance                                                 39
SECTION 5.03.      Obligations and Taxes                                     39
SECTION 5.04.      Financial Statements, Reports, etc.                       40
SECTION 5.05.      Litigation and Other Notices                              41
SECTION 5.06.      Employee Benefits                                         41
SECTION 5.07.      Maintaining Records; Access to Properties
and Inspections                                                              42
SECTION 5.08.      Use of Proceeds                                           42
SECTION 5.09.      Tax Sharing and Other Arrangements.                       42
SECTION 5.10.      Further Assurances                                        42


                                  ARTICLE VI

                              Negative Covenants
                              ------------------

SECTION 6.01.      Indebtedness                                              42
SECTION 6.02.      Liens                                                     43
SECTION 6.03.      Sale and Lease-Back Transactions                          44
SECTION 6.04.      Mergers, Consolidations and Sales of Assets               44
SECTION 6.05.      Restrictions on Ability of Subsidiaries to Pay Dividends  44
SECTION 6.06.      Transactions with Affiliates                              45
SECTION 6.07.      Business of Parent, the Company and Subsidiaries          45
SECTION 6.08.      Minimum Net Worth                                         45
SECTION 6.09.      Leverage Ratio                                            45
SECTION 6.10.      Interest Coverage Ratio                                   45
SECTION 6.11.      Risk-Based Capital Ratio                                  45
SECTION 6.12.      Preferred Stock.                                          45
SECTION 6.13.      Tax Sharing and Other Arrangements.                       45
SECTION 6.14       Trust Preferred Securities                                46


                                 ARTICLE VII

Events of Default                                                            46


                                 ARTICLE VIII

The Administrative Agent and the Collateral Agent                            49


                                  ARTICLE IX

                                 Miscellaneous
                               ----------------

SECTION 9.01.     Notices                                                    51
SECTION 9.02.     Survival of Agreement                                      52
SECTION 9.03.     Binding Effect                                             52
SECTION 9.04.     Successors and Assigns                                     66
SECTION 9.05.     Expenses; Indemnity                                        70
SECTION 9.06.     Right of Setoff                                            70
SECTION 9.07.     Applicable Law                                             71
SECTION 9.08.     Waivers; Amendment                                         71
SECTION 9.09.     Interest Rate Limitation                                   72
SECTION 9.10.     Entire Agreement                                           73
SECTION 9.11.     WAIVER OF JURY TRIAL                                       73
SECTION 9.12.     Severability                                               74
SECTION 9.13.     Counterparts                                               74
SECTION 9.14.     Headings                                                   74
SECTION 9.15.     Jurisdiction; Consent to Service of Process                74
SECTION 9.16      Parent Guarantee                                           75


                                                            CONFORMED COPY

               CREDIT AGREEMENT dated as of May 28, 1998, among THE GUARANTEE LIFE COMPANIES INC., a Delaware corporation ("Parent"),
                                                             ------
               GUARANTEE LIFE INSURANCE COMPANY, a Nebraska stock life insurance company (the "Company") (each of Parent and the
                                       -------
               Company being called a "Borrower"), the Lenders (as defined in
                                       --------
               Article I), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.
                                   ----------------


          Pursuant to a Stock Purchase Agreement dated as of March 19, 1998 (the "Purchase Agreement") among Parent, Ohio Farmers Insurance Company and Westfield Life Insurance Company ("Westfield"), Parent intends, subject to the conditions set forth in the Purchase Agreement, to acquire (the "Acquisition") all the issued and outstanding capital stock of Westfield , for an aggregate consideration of approximately $90,000,000 in cash and an additional $10,000,000 in shares of common stock of Parent (the "Purchase Price"). Parent has requested the Lenders to extend credit (i) to it in the form of Term Loans (such term and each other capitalized term used but not defined herein having the meaning given it in Article I) in an aggregate principal amount of $90,0000,000 and (ii) to it and the Company in the form of Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $50,000,000. The proceeds of the Term Loans are to be used by Parent to pay the cash portion of the Purchase Price and related fees and expenses in connection with the Acquisition, the payment of any amounts owed under the Existing Credit Agreement and to pay off other existing Indebtedness. The proceeds of the Revolving Loans are to be used solely for general corporate purposes, including the funding of surplus infusions to subsidiaries, acquisitions permitted hereunder, the payment of any amounts owed under the Existing Credit Agreement and to pay off other existing Indebtedness.

          The Lenders are willing to extend such credit to Parent and the Company on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.    Defined Terms.  As used in this Agreement, the following terms
                 --------------
shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.
           -------------

          "Acquisition" shall have the meaning assigned to such term in the
           -----------
Preamble to this Agreement.

          "ABR Loan" shall mean any Loan bearing interest at the Alternate Base
           --------
Rate in accordance with the provisions of Article II.

          "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar
           ------------------
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

          "Administrative Agent Fees" shall have the meaning assigned to such
           -------------------------
term in Section 2.05(b).

          "Administrative Questionnaire" shall mean an Administrative
           ----------------------------
Questionnaire in the form of Exhibit A.

          "Affiliate" shall mean, when used with respect to a specified person,
           ---------
another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

          "Aggregate Revolving Credit Exposure" shall mean the aggregate amount
           -----------------------------------
of the Lenders' Revolving Credit Exposures.

          "Alternate Base Rate" shall mean, for any day, a rate per annum
           -------------------
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause
(b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of
                                         ----------
interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall
                                        ----------------------------
mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "A.M. Best Rating" shall mean for any date the most recent rating for
           ----------------
the Company publicly announced by A.M. Best Company, Inc.

          "Annual Statement" shall mean, with respect to any Insurance
           ----------------
Subsidiary, the Annual Statement of such Insurance Subsidiary required to be filed with the Applicable Insurance Regulatory Authority in accordance with state law, including any exhibits, schedules, certificates or actuarial opinions filed or delivered therewith.

          "Applicable Insurance Regulatory Authority" shall mean, with respect
           -----------------------------------------
to any Insurance Subsidiary, the insurance commission or similar Governmental Authority located in the state in which such Insurance Subsidiary is domiciled and any Federal insurance Governmental Authority.

          "Applicable Rate" means, for any day (a) with respect to any
           ---------------
Eurodollar Loan, the applicable rate per annum set forth below under the caption "Adjusted Libor Margin", and (b) with respect to the Commitment Fees payable hereunder, the applicable rate per annum set forth below under the caption "Commitment Fee Rate", in each case based upon the Leverage Ratio as of the most recent determination date and the A.M. Best Rating as of the date of determination:


Leverage Ratio:                  Adjusted Libor                     Commitment Fee
--------------                   Margin                             Rate
                               -----------                          --------------
---------------------------------------------------------------------------------------------

                                A.M. Best      A.M. Best                         A.M. Best
                                Rating of       Rating          A.M. Best         Rating
                                   "A"      of "A-" or less   Rating of "A"   of "A-" or less
--------------------------------------------------------------------------------------------

Category 1                           1.00%            1.50%           0.250%           0.300%
Greater than 0.35 to 1.0
---------------------------------------------------------------------------------------------

Category 2                          0.875%            1.25%           0.225%           0.250%
Greater than 0.30 to 1.0 but
 less than or equal to 0.35
 to 1.0
--------------------------------------------------------------------------------------------

Category 3                          0.625%           0.875%           0.200%           0.225%
Greater than 0.250 to 1.0
 but less than or equal to
 0.30 to 1.0
--------------------------------------------------------------------------------------------

Category 4                          0.500%           0.750%          0.1875%           0.200%
Less than or equal to 0.250
 to 1.0
============================================================================================

          For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of Parent's fiscal year based upon Parent's consolidated financial statements delivered pursuant to Section 5.04(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent pursuant to
Section 5.04(a) or (b), as the case may be, of consolidated financial statements of Parent indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio
                                            --------
shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) if Parent fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.04(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

          "Assessment Rate" shall mean for any date the annual rate (rounded
           ---------------
upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

          "Assignment and Acceptance" shall mean an assignment and acceptance
           -------------------------
entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

          "Available Dividend Capacity" shall mean, on any date, the maximum
           ---------------------------
amount of dividends that each Insurance Subsidiary which is a direct Subsidiary of Parent would, in accordance with all laws and regulations promulgated by any Applicable Insurance Regulatory Authority relating to such Insurance Subsidiary, be permitted to pay (whether or not actually paid) on such date of determination, such amount to be calculated as if such date of determination were the last day of the fiscal year of such Insurance Subsidiary.

          "Board" shall mean the Board of Governors of the Federal Reserve
           -----
System of the United States of America.

          "Borrowing" shall mean a group of Loans of a single Class and Type
           ---------
made by the Lenders on a single date and as to which a single Interest Period is in effect.

          "Borrowing Request" shall mean a request by a Borrower in accordance
           -----------------
with the terms of Section 2.03 and substantially in the form of Exhibit C.

          "Business Day" shall mean any day other than a Saturday, Sunday or day
           ------------
on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term
--------  -------
"Business Day" shall also exclude any day on which banks are not open for
 ------------
dealings in dollar deposits in the London interbank market.

          "Capital Lease Obligations" of any person shall mean the obligations
           -------------------------
of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash Equivalents" shall mean:
           ----------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

          (d) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000.

          "Cash Sources" shall mean, for any period, (a) the sum of (without
           ------------
duplication) (i) the Available Dividend Capacity for such period, (ii) Management Fees received by Parent during such period, (iii) Unconsolidated Investment Income during such period and (iv) Tax Sharing Payments received from all subsidiaries during such period minus (b) Tax Payments actually made by Parent during such period.

          A "Change in Control" shall be deemed to have occurred if (a) any
             -----------------
person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent; (b) a majority of the seats (other than vacant seats) on the board of directors of Parent shall at any time be occupied by persons who were neither
(i) nominated by the board of directors of Parent, nor (ii) appointed by directors so nominated; (c) any change in control (or similar event, however denominated) with respect to Parent or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Indebtedness to which Parent or any Subsidiary is a party; or (d) any person or group shall otherwise directly or indirectly Control Parent.

          "Class", when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Collateral" shall mean all the "Collateral" as defined in the Pledge
           ----------
Agreement and the collateral account established pursuant to Article VII(d), if any.

          "Commitment" means a Revolving Commitment or Term Commitment, or any
           ----------
combination thereof (as the context requires).

          "Commitment Fee" shall have the meaning assigned to such term in
           --------------
Section 2.05(a).

          "Company Action Level Risk-Based Capital" shall mean, as to any
           ---------------------------------------
Insurance Subsidiary, the greater of such Insurance Subsidiary's Company Action Level Risk-Based Capital (i) as defined in the Risk-Based Capital for Insurers Model Act adopted by the NAIC and (ii) as determined by any Applicable Insurance Regulatory Authority.

          "Consolidated Interest Expense" shall mean, for any period, the sum of
           -----------------------------
all interest that is accrued or that is, or in accordance with GAAP should be, capitalized with respect to Indebtedness of Parent and its consolidated subsidiaries during such period (whether or not actually paid during such period).

          "Consolidated Net Income" with respect to any person for any period
           -----------------------
shall mean (a) the aggregate net income (or net loss) of such person for such period equal to net revenues and other proper income or gain of such person for such period (including gains on the sale of capital assets) less, without duplication of any items deducted in determining such net revenues, income or gain, the aggregate for such person during such period of, (i) cost of goods sold, (ii) interest expense, (iii) operating expense, (iv) selling, general and administrative expenses, (v) taxes, (vi) depreciation, depletion and amortization and (vii) any other items that are treated as expenses under GAAP, plus (b) write-downs of assets, losses from discontinued operations and other extraordinary losses (net of tax benefits), in each case to the extent taken into account in determining the net revenues, income or gain referred to in (a) above.

          "Consolidated Net Worth" shall mean, at any time (a) the sum of (i)
           ----------------------
Parent's issued capital stock taken at par or stated value at such time, (ii) Parent's capital surplus at such time and (iii) Parent's retained earnings at such time, less (b) Parent's treasury stock and minority interest in subsidiaries at such time, all determined in accordance with GAAP; provided that Consolidated Net Worth shall be calculated without giving effect
--------
to Statement of Financial Accounting Standards No. 115 as issued by the Financial Accounting Standards Board.

          "Consolidated Total Capitalization" shall mean, at any time, the sum
           ---------------------------------
(without duplication) of (i) Parent's Consolidated Total Debt, (ii) Consolidated Net Worth and (iii) the aggregate principal amount of all outstanding Trust Preferred Securities to the extent such principal amount is not included in Consolidated Total Debt.

          "Consolidated Total Debt" shall mean, at any time, the sum of (without
           -----------------------
duplication) (i) all Indebtedness of Parent and its consolidated Subsidiaries, computed and consolidated in accordance with GAAP and (ii) the aggregate principal amount of all outstanding Trust Preferred Securities to the extent such principal amount exceeds 15% of Consolidated Total Capitalization calculated including such principal amount, both determined as of such time.

          "Control" shall mean the possession, directly or indirectly, of the
           -------
power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative
                -----------       ----------
thereto.

          "Default" shall mean any event or condition which upon notice, lapse
           -------
of time or both would constitute an Event of Default.

          "dollars" or "$" shall mean lawful money of the United States of
           -------      -
America.

          "Effective Date" shall mean the date of satisfaction or waiver of all
           --------------
conditions to effectiveness specified in Section 4.02.

          "environment" shall mean ambient air, surface water and groundwater
           -----------
(including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

          "Environmental Law" shall mean any and all applicable current and
           -----------------
future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not
           ---------------
incorporated) that, together with Parent, is treated as a single employer under
Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" shall mean (a) any "reportable event", as defined in
           -----------
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of Parent or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by Parent or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which Parent or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Parent or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of Parent.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
           --------------------
Loans.

          "Eurodollar Loan" shall mean any Loan bearing interest at a rate
           ---------------
determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Event of Default" shall have the meaning assigned to such term in
           ----------------
Article VII.

          "Existing Credit Agreement" means the Credit Agreement dated as of
           -------------------------
December 2, 1997, among Parent, the Company, each of the lenders that are signatories thereto and The Chase Manhattan Bank, as administrative agent for the lenders party thereto.

          "Fees" shall mean the Commitment Fees and the Administrative Agent's
           ----
Fees.

          "Financial Officer" of any corporation shall mean the chief financial
           -----------------
officer, principal accounting officer, Treasurer or Controller of such corporation.

          "GAAP" shall mean generally accepted accounting principles applied on
           ----
a consistent basis.

          "Governmental Authority" shall mean any Federal, state, local or
           ----------------------
foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantee" of or by any person shall mean any obligation, contingent
           ---------
or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any
                                                        ---------------
manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include (i)
              --------  -------
endorsements for collection or deposit in the ordinary course of business or
(ii) the guarantee by Parent of the Obligations of the Company pursuant to
Section 9.16 hereof.

          "Hazardous Materials" shall mean all explosive or radioactive
           -------------------
substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Indebtedness" of any person shall mean, without duplication, (a) all
           ------------
obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances; provided that Indebtedness shall not include any obligations with
             --------
respect to Trust Preferred Securities. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

          "Insurance Regulatory Information System" shall mean the Insurance
           ---------------------------------------
Regulatory Information System promulgated by the NAIC, or any successor system promulgated by the NAIC.

          "Insurance Subsidiaries" shall mean the Company, Westfield and any
           ----------------------
other Subsidiary, whether now owned or hereafter acquired, that is regulated, in accordance with applicable state law or any Federal law, as an insurer by an insurance commission or similar Governmental Authority located in the state in which such Subsidiary is domiciled or by any Federal insurance Governmental Authority.

          "Interest Payment Date" shall mean, with respect to any Loan, the last
           ---------------------
day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

          "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Maturity Date or the Term Loan Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11; provided, however, that if any Interest Period would end on a day other
      --------  -------
than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.
Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Lenders" shall mean (a) the financial institutions listed on Schedule
           -------
2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

          "Leverage Ratio" means, on any date, the ratio of (a) Consolidated
           --------------
Total Debt as of such date to (b) Consolidated Total Capitalization as of such date.

          "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing, the
           ---------
rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to, the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed
           ----
of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" shall mean this Agreement and the Pledge Agreement.
           --------------

          "Loans" shall mean the loans made by the Lenders to any Borrower
           -----
pursuant to Section 2.01.  Each Loan shall be a Eurodollar Loan or an ABR Loan.

          "Management Fees" shall mean all fees actually received by Parent for
           ---------------
management services rendered or to be rendered to the Subsidiaries.

          "Margin Stock" shall have the meaning assigned to such term in
           ------------
Regulation U.

          "Material Adverse Effect" shall mean (a) a materially adverse effect
           -----------------------
on the business, assets, operations, prospects or condition, financial or otherwise, of Parent, the Company and the Subsidiaries taken as a whole, (b) material impairment of the ability of Parent or the Company to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

          "Material Insurance Subsidiary" shall mean, on any date, any Insurance
           -----------------------------
Subsidiary (i) the gross revenues from which during any of the four completed fiscal quarters immediately preceding such date comprised at least 10% of Parent's gross revenues from all Insurance Subsidiaries for such quarter or quarters or (ii) the assets of which on such date comprise at least 10% of the assets of all Insurance Subsidiaries on such date.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
           ------------------
Section 4001(a)(3) of ERISA.

          "NAIC" shall mean the National Association of Insurance Commissioners
           ----
or any association or Governmental Authority succeeding to any or all of the functions of the National Association of Insurance Commissioners.

          "Net Proceeds" means, with respect to any event (a) the cash proceeds
           ------------
received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Parent and its Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by Parent and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Parent and its Subsidiaries, and the amount of any reserves established by Parent and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of Parent).

          "Obligations" shall mean (a) the due and punctual payment by the
           -----------
Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Credit Agreement and the other Loan Documents .

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to
           ----
and defined in ERISA.

          "Permitted Acquisition" shall mean an acquisition of any assets of, or
           ---------------------
any shares or other equity interests in, a person or division or line of business of any person in the life and health insurance underwriting or related businesses (a "Life Insurance Business") (except to the extent all Loans then
               -----------------------
outstanding incurred for acquisitions of non-Life Insurance Businesses (each, a "Non-Life Insurance Business") do not exceed $5,000,000) if immediately after
 ---------------------------
giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing, and no material adverse change shall have occurred; (b) the Life Insurance Business or Non-Life Insurance Business is owned (i) in the case of the acquisition of any shares or equity interests, by Parent, and such shares or equity interests have been validly pledged to secure the Obligations or (ii) in the case of the acquisition of assets, by Parent or by an existing Life Insurance Business or Non-Life Insurance Business the shares or equity interests of which have been validly pledged to secure the Obligations; (c) the Life Insurance Business or Non-Life Insurance Business so acquired shall not have, or be associated with, any outstanding debt except to the extent such debt, together with all other debt of Parent and the Subsidiaries, is permitted under
Section 6.01 hereof (unless consented to by all the Lenders prior to the date of such Permitted Acquisition); (d) the acquisition shall have been on a "friendly" basis, all regulatory approvals required therefor shall have been obtained and all transactions related thereto shall have been consummated in accordance with applicable laws and regulations (including margin regulations); and (e) Parent shall on or prior to the making of such acquisition have delivered to the Administrative Agent an officer's certificate certifying that such acquisition will qualify as a Permitted Acquisition.

          "person" shall mean any natural person, corporation, business trust,
           ------
joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

          "Plan" shall mean any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" shall mean the Pledge Agreement, substantially in
           ----------------
the form of Exhibit D, between Parent and the Collateral Agent for the benefit of the Secured Parties.

          "Prepayment Event" means:
           ----------------

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction other than the sale and leaseback of the Company's home office campus located at 8801, 8805 and 8807 Indian Hills Drive in Omaha, Nebraska and any contiguous real estate) of any property or asset of Parent or any Subsidiary, other than in the ordinary course of business; or

          (b) the issuance by Parent or any Subsidiary of any equity securities, or the receipt by Parent or any Subsidiary of any capital contribution, other than (i) any such issuance of equity securities to, or receipt of any such capital contribution from, Parent or a Subsidiary, (ii) any such issuance of equity securities, pursuant to a Permitted Acquisition, to the holders of the equity securities of the person acquired in such Permitted Acquisition, and (iii) any issuance of Trust Preferred Securities to the extent permitted by Section 6.14; or

          (c) the incurrence by Parent or any Subsidiary of any Indebtedness other than Indebtedness incurred hereunder.

          "Purchase Agreement" shall have the meaning given to such term in the
           ------------------
Preamble to this Agreement.

          "Purchase Price" shall have the meaning given to such term in the
           --------------
Preamble to this Agreement.

          "Quarterly Statement" shall mean, with respect to any Insurance
           -------------------
Subsidiary, the Quarterly Statement of such Insurance Subsidiary required to be filed with the Applicable Insurance Regulatory Authority in accordance with state law, including any exhibits, schedules, certificates or actuarial opinions filed or delivered therewith.

          "Register" shall have the meaning given such term in Section 9.04(d).
           --------

          "Regulation U" shall mean Regulation U of the Board as from time to
           ------------
time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board as from time to
           ------------
time in effect and all official rulings and interpretations thereunder or thereof.

          "Release" shall mean any spilling, leaking, pumping, pouring,
           -------
emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

          "Required Lenders" shall mean, at any time, Lenders having Loans and
           ----------------
unused Commitments representing at least 51% of the sum of all Loans outstanding and unused Commitments at such time.

          "Responsible Officer" of any corporation shall mean any executive
           -------------------
officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "Restricted Subsidiary" shall mean any direct subsidiary of Parent.
           ---------------------

          "Revolving Commitment" shall mean, with respect to each Lender, the
           --------------------
commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or pursuant to Section 2.19 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

          "Revolving Credit Exposure" shall mean, with respect to any Lender at
           -------------------------
any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender.

          "Revolving Lender" means a Lender with a Revolving Commitment or, if
           ----------------
the Revolving Commitments have terminated or expired, a Lender with Revolving Loans.

          "Revolving Loan" means a Loan made pursuant to clause (b) of Section
           --------------
2.01.

          "Revolving Maturity Date" means May 28, 2003.
           -----------------------

          "SAP" means statutory accounting principles consistently applied.
           ---

          "Secured Parties" shall have the meaning assigned to such term in the
           ---------------
Pledge Agreement.

          "Statement of Actuarial Opinion" shall mean, with respect to any
           ------------------------------
Insurance Subsidiary, the Statement of Actuarial Opinion required to be filed with the Applicable Insurance Regulatory Authority in accordance with state law or, if such Applicable Insurance Regulatory Authority shall no longer require such a statement, information equivalent to that required to be included in the Statement of Actuarial Opinion that was filed immediately prior to the time such statement was no longer required.

          "Statutory Reserves" shall mean a fraction (expressed as a decimal),
           ------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" shall mean, with respect to any person (herein referred
           ----------
to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" shall mean any subsidiary of Parent.
           ----------

          "Term Commitment" means, with respect to each Lender, the commitment,
           ---------------
if any, of such Lender to make a Term Loan hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Commitment, as applicable, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

          "Term Lender" means a Lender with a Term Commitment or an outstanding
           -----------
Term Loan.

          "Term Loan Maturity Date" means May 28, 2004.
           -----------------------

          "Term Loan" means a Loan made pursuant to clause (a) of Section 2.01.
           ---------

          "Total Adjusted Capital" shall mean, as to any Insurance Subsidiary,
           ----------------------
the lesser of such Insurance Subsidiary's Total Adjusted Capital (i) as defined in the Risk-Based Capital for Insurers Model Act adopted by the NAIC and (ii) as determined by any Applicable Insurance Regulatory Authority.

          "Total Revolving Commitment" shall mean, at any time, the aggregate
           --------------------------
amount of the Revolving Commitments, as in effect at such time.

          "Transactions" shall have the meaning assigned to such term in Section
           ------------
3.02.

          "Trust Preferred Securities" shall mean any trust preferred securities
           --------------------------
issued by any Subsidiary which are structurally or otherwise subordinated to the Obligations.

          "Type", when used in respect of any Loan or Borrowing, shall refer to
           ----
the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall
                                                              ----
include the Adjusted LIBO Rate and the Alternate Base Rate.

          "Unconsolidated Investment Income" shall mean, as to Parent for any
           --------------------------------
period, all cash income received by Parent during such period from investments held by Parent during such period, other than from (i) stock or other equity interests of any

Insurance Subsidiary or (ii) any assets used or useful in the business of Parent or any Insurance Subsidiary.

          "Westfield" shall have the meaning given to such term in the Preamble
           ---------
to this Agreement.

          "wholly owned subsidiary" of any person shall mean a subsidiary of
           -----------------------
such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as
           --------------------
a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.    Terms Generally.  The definitions in Section 1.01 shall apply
                 ----------------
equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP or, to the extent such terms apply to an Insurance Subsidiary, SAP, in each case as in effect from time to time; provided, however, that, for purposes of determining the Leverage
              --------  -------
Ratio and determining compliance with any covenant set forth in Article VI, all accounting terms shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP or SAP, as applicable, as in effect on the date of this Agreement, in each case applied on a basis consistent with the application used in preparing Parent's and the Insurance Subsidiaries' audited financial statements referred to in Section 3.05, or the Insurance Subsidiaries' financial statements most recently filed as of the date hereof with their respective Applicable Insurance Regulatory Authorities, as the case may be.


                                  ARTICLE II

                                  THE CREDITS


SECTION 2.01.    Commitments.  Subject to the terms and conditions and relying
                 ------------
upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Term Loan to Parent on the Effective Date in a principal amount not exceeding its Term Loan Commitment, and (b) to make Revolving Loans to the Borrowers, at any time and from time to time on or after the Effective Date, and until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Revolving Credit Exposure exceeding (ii) such Lender's Revolving Commitment. Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

SECTION 2.02.    Loans.  (a)  Each Loan shall be made as part of a Borrowing
                 ------
consisting of Loans of the same Class and Type made by the Lenders to a single Borrower ratably in accordance with their respective Commitments of the applicable Class; provided, however, that the failure of any Lender to make any
                  --------  -------
Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

          (b) Subject to Sections 2.08 and 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not
                          --------
affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type and Class may be outstanding at the same time; provided, however, that no
                                               --------  -------
Borrower shall be entitled to request any Borrowing that, if made, would result in more than three Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.


          (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds, to such account in New York City as the Administrative Agent may designate, not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account in the name of the applicable Borrower, maintained with the Administrative Agent and designated by the applicable Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Loan Maturity Date, as applicable.

SECTION 2.03.    Borrowing Procedure.  In order to request a Borrowing, the
                 --------------------
requesting Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of such Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be comprised of Term Loans or Revolving Loans; (ii) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (iii) the date of such Borrowing (which shall be a Business Day);
(iv) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (v) the amount of such Borrowing; and (vi) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided,
                                                                  --------
however, that, notwithstanding any contrary specification in any Borrowing
-------
Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

SECTION 2.04.    Evidence of Debt; Repayment of Loans; Amortization of Term
                 ----------------------------------------------------------
Loans.  (a) Each Borrower hereby unconditionally promises to pay (i) to the
------
Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender made to such Borrower on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender made to such Borrower as provided in paragraph (f) below.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure
                                             --------  -------
of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of any Borrower to repay the Loans in accordance with their terms.

          (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

          (f) Subject to adjustment pursuant to paragraph (g) below, Parent shall repay Borrowings of Term Loans on each date set forth below in the aggregate principal amount set forth opposite such date:

        Date                 Amount
        ----                 ------

     September 30, 1998    $3,750,000
     December 31, 1998     $3,750,000
     March 31, 1999        $3,750,000
     June 30, 1999         $3,750,000
     September 30, 1999    $3,750,000
     December 31, 1999     $3,750,000
     March 31, 2000        $3,750,000
     June 30, 2000         $3,750,000
     September 30, 2000    $3,750,000
     December 31, 2000     $3,750,000
     March 31, 2001        $3,750,000
     June 30, 2001         $3,750,000
     September 30, 2001    $3,750,000
     December 31, 2001     $3,750,000
     March 31, 2002        $3,750,000
     June 30, 2002         $3,750,000
     September 30, 2002    $3,750,000

     December 31, 2002     $3,750,000
     March 31, 2003        $3,750,000
     June 30, 2003         $3,750,000
     September 30, 2003    $3,750,000
     December 31, 2003     $3,750,000
     March 31, 2004        $3,750,000
     Term Loan Maturity
     Date                  $3,750,000


All Term Loans outstanding on the Term Loan Maturity Date shall be due and payable on such date.

          (g)  Prepayments of Term Loans pursuant to paragraphs (c) and (d) of
Section 2.11 shall be applied to reduce the remaining scheduled payments due under paragraph (g) above in the inverse order of maturity. Prepayments of Term Loans pursuant to paragraph (a) of Section 2.11 shall be applied to reduce the remaining scheduled payments due under paragraph (g) above pro rata.

SECTION 2.05.     Fees.  (a)  Parent agrees to pay to each Revolving Lender,
                  -----
through the Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Revolving Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee"), which shall accrue at the Applicable Rate on the average
---------------
daily amount of the unused Revolving Commitment of such Lender during the preceding quarter (or shorter period commencing with the date of this Agreement or ending with the Revolving Maturity Date or the date on which the Revolving Commitment of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the date on which the Revolving Commitment of such Lender shall expire or be terminated as provided herein.

          (b) Parent agrees to pay to the Administrative Agent, for its own account, the fees set forth in the fee letter dated March 18, 1998, between the Borrowers and the Administrative Agent at the times and in the amounts specified therein (the "Administrative Agent Fees").
              -------------------------

          (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06.     Interest on Loans.  (a)  Subject to the provisions of Section
                  ------------------
2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate.

          (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07.     Default Interest.  If any Borrower shall default in the
                  -----------------
payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00%.

SECTION 2.08.     Alternate Rate of Interest.  In the event, and on each
                  ---------------------------
occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the applicable Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised such Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by any Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

SECTION 2.09.    Termination and Reduction of Commitments.  (a) The Revolving
                 -----------------------------------------
Commitments shall automatically terminate on the Revolving Maturity Date. The Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Effective Date.

          (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, Parent may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Commitments; provided, however, that (i) each partial reduction of the
                       --------  -------
Revolving Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of

$5,000,000 and (ii) the Total Revolving Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

          (c) Each reduction in the Revolving Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Revolving Commitments. Parent shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.10.     Conversion and Continuation of Borrowings.  Each Borrower
                  ------------------------------------------
shall with respect to any Borrowing for its account have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any such Eurodollar Borrowing into an ABR Borrowing of the same Class,
(b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any such ABR Borrowing into a Eurodollar Borrowing of the same Class or to continue any Eurodollar Borrowing as a Eurodollar Borrowing of the same Class for an additional Interest Period, and
(c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any such Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

          (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the applicable Borrower at the time of conversion;

          (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.14;

          (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

          (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

          (vii) upon notice to Parent from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

          Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the applicable Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

SECTION 2.11.     Prepayment.  (a)  Each Borrower shall have the right at any
                  -----------
time and from time to time to prepay any Borrowing for its account, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time; provided, however,
                                                            --------  -------
that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

          (b) In the event of any termination of all the Revolving Commitments, each Borrower shall repay or prepay all its outstanding Borrowings of Revolving Loans on the date of such termination. In the event of any partial reduction of the Revolving Commitments, then (i) at or prior to the effective date of such reduction or termination, the Administrative Agent shall notify Parent and the Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Commitment after giving effect to such reduction or termination, then Parent shall, or shall cause the Company to, on the date of such reduction or termination, repay or prepay Borrowings of Revolving Loans in an amount sufficient to eliminate such excess.

          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Parent after the Effective Date from the issuance of debt securities (including any issuance of Trust Preferred Securities and any issuance of debt securities under Section 6.01(d)), then Parent shall, within three Business Days after such Net Proceeds are received, prepay Borrowings of Term Loans in an aggregate amount equal to 100% of such Net Proceeds.

          (d) In the event that any Term Loans remain outstanding after December 1, 1998, then on each occasion that any Net Proceeds are received by or on behalf of Parent or any Subsidiary in respect of any Prepayment Event (other than any Prepayment Event described in 2.11(c) above), Parent shall, within three Business Days after such Net Proceeds are received, prepay Borrowings of Term Loans in an aggregate amount equal to 100% of such Net Proceeds.

          (e) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 2.14 but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

SECTION 2.12.     Reserve Requirements; Change in Circumstances.  (a)
                  ----------------------------------------------
Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then Parent will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time Parent shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above shall be delivered to Parent and shall be conclusive absent manifest error. Parent shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

          (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

SECTION 2.13.     Change in Legality.  (a)  Notwithstanding any other provision
                  -------------------
of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to Parent and to the Administrative Agent:

          (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

          (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.13, a notice to Parent by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by Parent.

SECTION 2.14.     Indemnity.  Parent shall indemnify each Lender against any
                  ----------
loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the applicable Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b)
                                                      --------------
any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to Parent and shall be conclusive absent manifest error.

SECTION 2.15.    Pro Rata Treatment.  Except as required under Section 2.13,
                 -------------------
each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments of the applicable Class (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans of the applicable Class), and any temporary misallocation, however arising, will be remedied by the proper reallocation of future payments as and when received by the Agent. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.16.    Sharing of Setoffs.  Each Lender agrees that if it shall,
                 -------------------
through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the

Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or
                             --------  -------
purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

SECTION 2.17.    Payments.  (a)  Each Borrower shall make each payment
                 ---------
(including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00
(noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

SECTION 2.18.     Taxes.  (a)  Any and all payments by any Borrower hereunder
                  ------
and under any other Loan Document shall be made, in accordance with Section 2.17, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of
                      ---------
the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii)
                                                     ----------
franchise taxes imposed on the net income of the Administrative Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent or such Lender (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If any Borrower shall be required to deduct any Taxes
              -----
from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so
                                              -----------------
that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) the Administrative Agent or such Lender (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, each Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").
                                                             -----------

          (c) Each Borrower will indemnify the Administrative Agent and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent or such Lender (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent or a Lender (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent or any Lender (or Transferee), as the case may be, makes written demand therefor.

          (d) If the Administrative Agent or a Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the applicable Borrower has paid additional amounts pursuant to this Section 2.18, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.18 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of the Administrative
--------  -------
Agent or such Lender (or Transferee), shall repay the amount paid over to such Borrower (plus penalties, interest or other charges) to the Administrative Agent or such Lender (or Transferee) in the event the Administrative Agent or such Lender (or Transferee) is required to repay such refund to such Governmental Authority.

          (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by any Borrower to the relevant Governmental Authority, such Borrower will deliver to the Administrative Agent, at its address referred to in
Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

          (f) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to Parent and the Administrative
             ---------------
Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of

Parent and is not a controlled foreign corporation related to Parent (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by any Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition,
                                           ------------------
each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.18(f), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.18(f) that such Non-U.S. Lender is not legally able to deliver.

          (g) The Borrowers shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however,
                                                           --------  -------
that this paragraph (g) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of any Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (g)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

          (h) Nothing contained in this Section 2.18 shall require any Lender (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

SECTION 2.19.     Assignment of Commitments Under Certain Circumstances; Duty to
                  --------------------------------------------------------------
Mitigate.  (a)  In the event (i) any Lender delivers a certificate requesting
---------
compensation pursuant to Section 2.12, (ii) any Lender delivers a notice described in Section 2.13 or (iii) a Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.18, Parent may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law,
             --------
rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) Parent shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and (z) Parent or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all Commitment Fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.12 and Section 2.14).

          (b)  If (i) any Lender shall request compensation under Section 2.12,
(ii) any Lender delivers a notice described in Section 2.13 or (iii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.18, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by Parent or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.12 or enable it to withdraw its notice pursuant to Section 2.13 or would reduce amounts payable pursuant to Section 2.18, as the case may be, in the future. Parent hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


          Each of Parent and the Company represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

SECTION 3.01.     Organization; Powers.  Each of Parent, the Company and each of
                  ---------------------
the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

SECTION 3.02.    Authorization.  The execution, delivery and performance by each
                 --------------
of Parent and the Company of each of the Loan Documents, the borrowings hereunder, the creation of the security interests provided in the Pledge Agreement and, in the case of Parent, the consummation of the Acquisition (collectively, the "Transactions") (a) have
                    ------------
been duly authorized by all requisite corporate and, if required, stockholder or policyholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Parent, the Company or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Parent, the Company, Westfield or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Parent, the Company, Westfield or any Subsidiary (other than any Lien created under the Pledge Agreement).

SECTION 3.03.     Enforceability.  This Agreement has been duly executed and
                  ---------------
delivered by each of Parent and the Company and constitutes, and each other Loan Document when executed and delivered by each of Parent and the Company will constitute, a legal, valid and binding obligation of each of Parent and the Company enforceable against each of Parent and the Company in accordance with its terms.

SECTION 3.04.     Governmental Approvals.  No action, consent or approval of,
                  -----------------------
registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, or, at the date thereof, any Permitted Acquisition, except (i) such as have been made or obtained and are in full force and effect and (ii) in connection with the exercise of remedies by the Collateral Agent following an Event of Default by the Borrower, compliance by the Collateral Agent with applicable Nebraska law including Neb. Rev. Stat. (S)(S) 44-2126 and 44-6115, applicable Ohio law including Ohio Revised Code Section 3901.321 and applicable Pennsylvania law including 40 PENNSYLVANIA STATUTES (S)(S) 8991.1401, 8991.1402 and 8991.1403.

SECTION 3.05.    Financial Statements.  (a) Parent has heretofore furnished to
                 ---------------------
the Lenders its consolidated balance sheets and statements of income and changes in financial condition (a) as of and for the fiscal year ended December 31, 1997, audited by and accompanied by the opinion of KPMG Peat Marwick LLP, independent public accountants, and (b) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1998, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations and cash flows of Parent and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Parent and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

          (b) Parent has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet as of December 31, 1997, prepared giving effect to the Acquisition as if it had occurred on such date. Such pro forma balance sheet has been prepared in good faith by Parent, based on assumptions believed by Parent on the date hereof to be reasonable, is based on the best information available to Parent as of the date of delivery thereof, accurately reflects all adjustments required to be made to give effect to the Acquisition, and presents fairly on a pro forma basis the estimated consolidated financial position of Parent and its consolidated Subsidiaries as of March 31, 1998, assuming that the Acquisition had actually occurred on December 31, 1997.

SECTION 3.06.     No Material Adverse Change.  There has been no material
                  ---------------------------
adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of Parent and the Subsidiaries, taken as a whole, since December 31, 1997.

SECTION 3.07.    Title to Properties; Possession Under Leases.  (a)  Each of
                 ---------------------------------------------
Parent, the Company and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

          (b) Each of Parent, the Company and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Parent, the Company and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.08.     Subsidiaries.  Schedule 3.08 sets forth as of the Effective
                  -------------
Date (after giving effect to the Acquisition) a list of all Subsidiaries and, as to each Subsidiary, the number of issued and outstanding shares of each class of capital stock of each Subsidiary and the ownership of all such shares. The shares of capital stock or other ownership interests indicated on Schedule 3.08 to be owned directly or indirectly by Parent are fully paid and non-assessable and are owned by Parent directly or indirectly, free and clear of all Liens.

SECTION 3.09.    Litigation; Compliance with Laws.  (a)  Except as set forth on
                 ---------------------------------
Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Parent, threatened against or affecting Parent or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          (b) None of Parent, the Company or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.     Agreements.  (a)  Neither Parent, the Company nor any of the
                  -----------
Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction (other than restrictions disclosed in Schedule 3.10 hereto) that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (b) None of Parent, the Company nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.     Federal Reserve Regulations.   (a)  None of Parent, the
                  ----------------------------
Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

          (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to buy or carry any Margin Stock or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

SECTION 3.12.     Investment Company Act; Public Utility Holding Company Act.
                  -----------------------------------------------------------
None of Parent, the Company nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.13.     Use of Proceeds.  Parent will use the proceeds of the Term
                  ----------------
Loans only to pay the cash portion of the Purchase Price and related fees and expenses in connection with the Acquisition. Parent and the Company will use the proceeds of the Revolving Loans only for (i) general corporate purposes, including the funding of surplus infusions to Subsidiaries and the payment of any amounts owed under the Existing Credit Agreement, and (ii) Permitted Acquisitions.

SECTION 3.14.    Tax Returns.  Each of Parent, the Company and the Subsidiaries
                 ------------
has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Parent, the Company or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15.    No Material Misstatements.  No information, report, financial
                 --------------------------
statement, projection, exhibit or schedule furnished by or on behalf of Parent to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report,
                --------
financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, Parent represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

SECTION 3.16.    Employee Benefit Plans.  Each of Parent and its ERISA
                 -----------------------
Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of Parent or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.17.    Pledge Agreement.  The Pledge Agreement is effective to create
                 -----------------
in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Pledged Shares (as defined in the Pledge Agreement) are delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other person and except, in connection with the exercise of remedies by the Collateral Agent following an Event of Default by the Borrower, compliance by the Collateral Agent with applicable Nebraska law including Neb. Rev. Stat. (S)(S) 44-2126 and 44-6115, applicable Ohio law including Ohio Revised Code Section 3901.321 and applicable Pennsylvania law including 40 PENNSYLVANIA STATUTES (S)(S) 8991.1401, 8991.1402 and 8991.1403.

SECTION 3.18.    Year 2000 Compliance.  Any reprogramming required to permit the
                 ---------------------
proper functioning, in and following the year 2000, of (a) the computer systems of Parent and its Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which systems of Parent, the Company or any Subsidiary interface) and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed by June 30, 1999. The cost to Parent, the Company and the Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Parent, the Company and the Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of Parent, the Company and the Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit Parent, the Company and the Subsidiaries to conduct their business without Material Adverse Effect.

                                  ARTICLE IV

                             CONDITIONS OF LENDING


          The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01.     All Borrowings.  On the date of each Borrowing:
                  ---------------

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

          (b) Except in the case of a Borrowing that does not increase the aggregate principal amount of Loans of either Class outstanding, the representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) Each of Parent and the Company shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by each of Parent and the Company on the date of such Borrowing as to the matters specified in paragraphs (b) (except as aforesaid) and (c) of this Section 4.01.

SECTION 4.02.     Initial Borrowing.  On or prior to the date of the initial
                  ------------------
Borrowing hereunder:

          (a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of Richard Spellman, General Counsel of Parent, substantially in the form of Exhibit E, (A) dated the Effective Date, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request.

          (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

          (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each of Parent and the Company, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each of Parent and the Company as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each of Parent and the Company dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of each of Parent and the Company as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of each of Parent and the Company authorizing the execution, delivery and performance of the Loan Documents, the borrowings hereunder and, in the case of Parent, the Acquisition, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of each of Parent and the Company have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of each of Parent and the Company; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of Parent, confirming compliance with the conditions precedent set forth in paragraphs (b) and
     (c) of Section 4.01.

          (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by either Borrower hereunder or under any other Loan Document.

          (f) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all capital stock owned by Parent of the Restricted Subsidiaries (including, without limitation, Westfield) shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied by instruments of transfer or stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.

          (g) The Acquisition shall have been (or, simultaneously with the funding of the initial Loans on the Effective Date, shall be) duly completed in accordance with applicable law and the Purchase Agreement (without giving effect to any material amendment thereto or waiver thereunder that has not been approved by the Required Lenders).

          (h) The Existing Credit Agreement and all lending commitments thereunder shall have been (or, simultaneously with the funding of the initial Loans on the Effective Date, shall be) terminated, all loans and other amounts outstanding thereunder shall have been (or, simultaneously with the funding of the initial Loans on the Effective Date, shall be) paid in full and all Liens securing obligations thereunder shall have been (or, simultaneously with the funding of the initial Loans on the Effective Date, shall be) released.

          (i) After giving effect to the Acquisition and the other transactions contemplated hereby, Parent and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) the Loans hereunder and (ii) preferred stock issued under the Rights Agreement dated as of November 18, 1996, between Parent and Chasemellon Shareholder Services, LLC.

          (j) All Governmental Authorities and other third parties shall have approved or consented to the Acquisition and the Transactions, to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Acquisition or the Transactions.

          (k) The Lenders shall have received an unaudited pro forma consolidated balance sheet of Parent as of December 31, 1997, prepared giving effect to the Acquisition and the other Transactions as if they had occurred on such date, which shall not be materially inconsistent with forecasts dated April, 1998, previously provided to the Lenders.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

          Each of Parent and the Company covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each of Parent and the Company will, and Parent will cause each of the Subsidiaries to:

SECTION 5.01.     Existence; Businesses and Properties.  (a)  Do or cause to be
                  -------------------------------------
done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04.

          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including, without limitation, risk-based capital requirements, Environmental Laws or any other rules promulgated by any Applicable Insurance Regulatory Authority), whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

SECTION 5.02.     Insurance.  Keep its insurable properties adequately insured
                  ----------
at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

SECTION 5.03.    Obligations and Taxes.  Pay its Indebtedness and other
                 ----------------------
obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however,
                                                              --------  -------
that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Parent or the Company, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP (or, in the case of the Company, SAP) and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

SECTION 5.04.    Financial Statements, Reports, etc. In the case of Parent,
                 -----------------------------------
furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of Parent and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by KPMG Peat Marwick LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of Parent and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

          (d) as soon as available and in any event within 90 days after the end of each fiscal year, (i) the Statement of Actuarial Opinion of each Insurance Subsidiary for such fiscal year as filed with the Applicable Insurance Regulatory Authority and (ii) the Annual Statement of each Insurance Subsidiary for such fiscal year as filed with the Applicable Insurance Regulatory Authority, together with, in the case of the statements delivered pursuant to clause (ii) above, (x) a certificate of a Responsible Officer of such Insurance Subsidiary or a Responsible Officer of Parent, as the case may be, to the effect that such statements present fairly the statutory assets, liabilities, capital and surplus, results of operations and cash flows of such Insurance Subsidiary in accordance with SAP and (y) management discussions and analysis prepared by such Insurance Subsidiary with respect to such Annual Statement;

          (e) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the Quarterly Statement of each Insurance Subsidiary for such fiscal quarter as filed with the Applicable Insurance Regulatory Authority, certified by a Responsible Officer of the Borrower as fairly presenting the statutory assets, liabilities, capital and surplus, results of operations and cash flows of such Insurance Subsidiary.

          (f) promptly after delivery to an Insurance Subsidiary, final copies of all regular and periodic reports of reviews or examinations of such Insurance Subsidiary delivered to such Insurance Subsidiary by the Applicable Insurance Regulatory Authority;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent, the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

          (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Parent, the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.05.     Litigation and Other Notices.  Furnish to the Administrative
                  -----------------------------
Agent and each Lender prompt written notice of the following:
          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against either Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

          (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06.     Employee Benefits.  (a) Comply in all material respects with
                  ------------------
the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of Parent or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of Parent in an aggregate amount exceeding $1,000,000 or requiring payments exceeding $1,000,000 in any year, a statement of a Financial Officer of Parent setting forth details as to such ERISA Event and the action, if any, that Parent proposes to take with respect thereto.

SECTION 5.07.    Maintaining Records; Access to Properties and Inspections.
                 ----------------------------------------------------------
Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of Parent, the Company or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Parent, the Company or any Subsidiary with the officers thereof and independent accountants therefor.

SECTION 5.08.    Use of Proceeds.  Use the proceeds of the Loans only for the
                 ----------------
purposes set forth in the preamble to this Agreement.

SECTION 5.09.    Tax Sharing and Other Arrangements.  By December 31, 1998,
                 ----------------------------------
enter into written tax sharing or other arrangements among Parent and the Subsidiaries satisfactory to the Administrative Agent, and provide copies of all such arrangements or agreements to the Administrative Agent and the Lenders by such date.

SECTION 5.10.     Further Assurances.  Execute any and all further documents,
                  -------------------
financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Pledge Agreement. Parent will promptly amend Schedule I to the Pledge Agreement to reflect the creation or acquisition of, or the modification in any fashion of any Subsidiary into, a Restricted Subsidiary, and will promptly cause the stock or other interests of such Restricted Subsidiary to be duly and validly pledged and delivered to the Collateral Agent as provided in the Pledge Agreement. Parent agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest.

                                  ARTICLE VI

                               NEGATIVE COVENANTS

          Each of Parent and the Company covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, neither Parent nor the Company will, nor will either cause or permit any of the Subsidiaries to:

SECTION 6.01.     Indebtedness.  Incur, create, assume or permit to exist any
                  -------------
Indebtedness, except:

          (a) Indebtedness for borrowed money existing on the date hereof and set forth in Schedule 6.01;

          (b) Indebtedness created hereunder;

          (c) other Indebtedness ranking pari passu (taking into account any
                                         ---- -----
     effects of structural subordination, etc.) with the Indebtedness hereunder, to the extent that the aggregate principal amount of such Indebtedness and the Indebtedness in respect of Revolving Loans outstanding hereunder does not at any time exceed $75,000,000; and

          (d) in the case of Parent, Indebtedness in an aggregate principal amount not exceeding $100,000,000 in respect of long-term unsecured debt securities issued by Parent; provided that (i) such debt securities mature
                                  --------
     after the Term Loan Maturity Date and do not require any scheduled amortization prior to the Term Loan Maturity Date and (ii) the terms and conditions of such debt securities (including, without limitation, the covenants, events of default and any mandatory redemption provisions applicable thereto) shall be no less favorable to Parent in any material respect than those prevailing at the time of issuance for unsecured debt securities issued by issuers of credit quality comparable to Parent in public offerings registered under the Securities Act of 1933 or offerings pursuant to Rule 144A thereunder.

SECTION 6.02.     Liens.  Create, incur, assume or permit to exist any Lien on
                  ------
any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

          (a) Liens on property or assets of Parent, the Company, Westfield and the Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which
           --------
     they secure on the date hereof;

          (b) any Lien created under the Loan Documents;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by Parent, the Company or any Subsidiary; provided that
                                                                   --------
     (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of Parent, the Company or any Subsidiary;

          (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

          (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

          (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

          (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

SECTION 6.03.     Sale and Lease-Back Transactions.  Enter into any arrangement,
                  ---------------------------------
directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that the Company may sell its home
                                    --------
office campus located at 8801, 8805 and 8807 Indian Hills Drive in Omaha, Nebraska and any contiguous real estate pursuant to a sale and leaseback transaction.

SECTION 6.04.    Mergers, Consolidations and Sales of Assets.  Merge into or
                 --------------------------------------------
consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all its assets (whether now owned or hereafter acquired), except that if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into Parent in a transaction in which Parent is the surviving corporation, (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than Parent or a wholly owned Subsidiary receives any consideration (iii) any Subsidiary may sell or transfer through coinsurance, reinsurance or otherwise all or substantially all of its assets to a wholly owned Subsidiary (provided that if the Subsidiary so selling or
                           --------
transferring assets is a Restricted Subsidiary the Subsidiary receiving such assets shall also be a Restricted Subsidiary, all of whose stock and other equity interests have been pledged and delivered to the Collateral Agent under the Pledge Agreement); provided however that this Section 6.04 shall not
                       --------
prohibit any merger or consolidation in which the surviving entity is a wholly owned Subsidiary and such merger or consolidation would have constituted a Permitted Acquisition if it had been structured as a stock or asset purchase.

SECTION 6.05.    Restrictions on Ability of Subsidiaries to Pay Dividends.
                 ---------------------------------------------------------
Except to the extent required by applicable law following the ongoing best efforts of Parent, permit its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to either Borrower or the parent of such Subsidiary to the extent any such restriction or limitation could result in a material adverse effect on the condition (financial or otherwise) of Parent or the Company or on the ability of Parent or the Company to service its Indebtedness or otherwise comply with the terms and conditions of any Loan Document.

SECTION 6.06.    Transactions with Affiliates.  Sell or transfer any property or
                 -----------------------------
assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that Parent, the Company or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Parent, the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

SECTION 6.07.     Business of Parent, the Company and Subsidiaries.  Engage at
                  -------------------------------------------------
any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

SECTION 6.08.    Minimum Net Worth.  Permit the Consolidated Net Worth on any
                 ------------------
date to be less than the sum of (i) $150,000,000 plus (ii) 50% of the sum of Consolidated Net Income for each completed fiscal quarter commencing on or after January 1, 1994, for which Consolidated Net Income is positive.

SECTION 6.09.    Leverage Ratio.  Permit the Leverage Ratio (a) on any date
                 ---------------
during the period from and including the Effective Date through and including December 31, 1999, to exceed 0.40 to 1.0, (b) on any date during the period from and including January 1, 2000 through and including December 31, 2000, to exceed
0.35 to 1.0 and (c) on any date after December 31, 2000, to exceed 0.30 to 1.0.

SECTION 6.10.    Interest Coverage Ratio.  Permit the ratio of (a) the sum of
                 ------------------------
(without duplication) (i) Cash Sources for the period of four fiscal quarters most recently ended on or prior to any date plus (ii) cash and Cash Equivalents held by Parent on such date (deducting any amounts received as loans from any Subsidiary) in an amount not to exceed $5,000,000 to (b) Consolidated Interest Expense for the period of four fiscal quarters most recently ended on or prior to such date to be less than 3.0 to 1.0.

SECTION 6.11.    Risk-Based Capital Ratio.  Permit the ratio of the Total
                 -------------------------
Adjusted Capital of any Material Insurance Subsidiary on any date to the Company Action Level Risk-Based Capital of such Material Insurance Subsidiary on such date to be less than 1.75 to 1.0.

SECTION 6.12.    Preferred Stock.  Issue, or permit to remain outstanding, any
                 ---------------
preferred stock or other capital or equity interests, other than Trust Preferred Securities, of any Subsidiary preferred as to the payment of dividends or other amounts and Series A Junior Participating Cumulative Preferred Stock issued under the Parent's Rights Agreement, dated November 18, 1996.

SECTION 6.13.    Tax Sharing and Other Arrangements.  Terminate, amend or permit
                 ----------------------------------
to be terminated or amended the written tax sharing or other arrangements entered into pursuant to Section 5.09 hereof.

SECTION 6.14.    Trust Preferred Securities.  Issue, assume or permit to remain
                 --------------------------
outstanding Trust Preferred Securities in an aggregate principal amount in excess of $150,000,000.

SECTION 6.15.    Prepayment of Long-Term Unsecured Debt Securities.  Prepay
                 -------------------------------------------------
prior to the Term Loan Maturity Date any Indebtedness permitted pursuant to
Section 6.01(d).


                                  ARTICLE VII

                               EVENTS OF DEFAULT

          In case of the happening of any of the following events ("Events of Default"):

          (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

          (d) default shall be made in the due observance or performance by Parent, the Company or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI, provided, however, that no default shall be deemed to have occurred under
     --------  -------
     Section 6.10 hereof at any time if (i) there shall be on deposit in a collateral account maintained by Parent with the Administrative Agent for the ratable benefit of the Lenders, the Administrative Agent and the Collateral Agent cash or Cash Equivalents of Parent at least equal to the required aggregate payments of principal, interest and fees hereunder for the 12 months immediately succeeding such time (assuming timely repayment of all principal scheduled at such time to be repaid during such period with respect to outstanding Loans and an average interest rate equal to the weighted average of the rates applicable to outstanding Loans at such time) and (ii) no default would have occurred under such Section if compliance with such Section had been computed without giving effect to any ceding commissions deemed to have been paid by the Company by virtue of payments to any other insurance company to acquire a portion of such company's insurance business;

          (e) default shall be made in the due observance or performance by Parent, the Company or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 10 days after notice thereof from the Administrative Agent or any Lender to Parent;

          (f) Parent, the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Parent, the Company or any Subsidiary, or of a substantial part of the property or assets of Parent, the Company or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Company or any Subsidiary or for a substantial part of the property or assets of Parent, the Company or a Subsidiary or (iii) the winding-up or liquidation of Parent, the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) Parent, the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Company or any Subsidiary or for a substantial part of the property or assets of Parent, the Company or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against Parent, the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Parent, the Company or any Subsidiary to enforce any such judgment;

          (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of Parent and its ERISA Affiliates in an aggregate amount exceeding $1,000,000 or requires payments exceeding $1,000,000 in any year;

          (k) any security interest purported to be created by the Pledge Agreement shall cease to be, or shall be asserted by Parent not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or the Pledge Agreement) security interest in the collateral covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement;

          (l) any Governmental Authority with insurance regulatory powers shall issue any order of conservation, supervision, liquidation, rehabilitation or similar order relating to the Company or any other direct or indirect subsidiary of Parent engaged in the Life Insurance Business;

          (m) prior to any sale or transfer of all or substantially all of the assets of Westfield pursuant to a transaction permitted under Section 6.04(iii), the Company or Westfield shall at any time cease to be a direct, wholly owned Subsidiary of Parent;

          (n) following any sale or transfer of all or substantially all of the assets of Westfield pursuant to a transaction permitted under Section 6.04(iii), the Company or the Subsidiary holding all or substantially all of the assets of Westfield shall at any time cease to be a direct, wholly owned Subsidiary of Parent;

          (o) there shall have occurred a Change in Control;

          (p) the A.M. Best Rating shall be less than A-; or

          (q) the guarantee of Parent under Section 9.16 shall cease to be in full force or effect or Parent shall disaffirm its liability in respect thereof; then, and in every such event (other than an event with respect to Parent described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Parent, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Parent accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Parent, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Parent described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Parent accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Parent, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                 ARTICLE VIII

               THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

          In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and as Collateral Agent on behalf of the Lenders (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender,
        ------
hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Pledge Agreement.

          Neither the Agents nor any of their respective directors, officers, employees or agents as or on behalf of the Agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and Parent. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          With respect to the Loans made by it hereunder, each Agent in its individual capacity as Lender and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Parent, the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent.

          Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its outstanding Loans and unused Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrowers and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers, provided that no Lender shall be liable to an Agent
                             --------
or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents; provided that no payment need be made nor any portion thereof refunded prior to such determination.

          Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this

Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                  ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.01.     Notices.  Notices and other communications provided for herein
                  --------
shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to Parent or the Company, to either at Guarantee Centre, 8801 Indian Hills Drive, Omaha, Nebraska 68114-4066, Attention of William L. Bauhard (Telecopy No. (402) 361-1415);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, One Chase Manhattan Plaza, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, at 270 Park Avenue, New York 10017, Attention of Peter Platten (Telecopy No.
     (212) 270-1511); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

SECTION 9.02.     Survival of Agreement.  All covenants, agreements,
                  ----------------------
representations and warranties made by Parent or the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.12, 2.14, 2.18, 9.05 and 9.16 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

SECTION 9.03.    Binding Effect.  This Agreement shall become effective when it
                 ---------------
shall have been executed by Parent, the Company and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

SECTION 9.04.    Successors and Assigns.  (a)  Whenever in this Agreement any of
                 -----------------------
the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Parent, the Company, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided,
                                                                    --------
however, that (i) except in the case of an assignment to a Lender or an
-------
Affiliate of a Lender, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment or Loans of the applicable Class),
(ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.18, 9.05 and 9.16, as well as to any Fees accrued for its account and not yet paid).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Parent, the Company or any Subsidiary or the performance or observance by Parent, the Company or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be
                               --------
conclusive and the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

          (f) Each Lender may without the consent of the Borrowers or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall
--------  -------
remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12,
2.14 and 2.18 to the same extent as if they were Lenders and (iv) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers.

          (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such
                                                    --------
assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the applicable Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

          (i) Neither Parent nor the Company shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05.     Expenses; Indemnity.  (a)  Each of Parent and the Company,
                  --------------------
jointly and severally, agrees to pay all out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

          (b) Each of Parent and the Company, jointly and severally, agrees to indemnify the Administrative Agent, the Collateral Agent and each Lender, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold
                                              ----------
each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that (i)such
                                                  --------
indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee and
(ii) the Company shall not be required to indemnify any Indemnitee for indemnified claims attributable solely to activities of Parent.

          (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06.     Right of Setoff.  If an Event of Default shall have occurred
                  ----------------
and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of any Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07.    Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
                 ---------------
(OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.    Waivers; Amendment.  (a)  No failure or delay of the
                 -------------------
Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other

Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement, the Pledge Agreement nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Parent, the Company and the Required Lenders or, in the case of the Pledge Agreement, pursuant to an agreement or agreements in writing entered into by Parent and the Collateral Agent and approved in writing by the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal
--------  -------
amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease, extend the date for payment of or waive or excuse the payment of any of the Commitment Fees of any Lender without the prior written consent of such Lender, (iii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class (in addition to the consent of the Required Lenders) or (iv) amend or modify the provisions of Section 2.15 or 9.04(i), the provisions of this Section, the definition of the term "Required Lenders" or release all or a material part of the Collateral or release Parent from or limit its obligations under its guarantee set forth in Section 9.16, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or
                ----------------
otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

SECTION 9.09.     Interest Rate Limitation.  Notwithstanding anything herein to
                  -------------------------
the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum
                                             -------
lawful rate (the "Maximum Rate") which may be contracted for, charged, taken,
                  ------------
received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10.    Entire Agreement.  This Agreement, the fee letter dated March
                 -----------------
18, 1998, between the Borrowers and the Administrative Agent and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE
                  ---------------------
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.    Severability.  In the event any one or more of the provisions
                 -------------
contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.    Counterparts.  This Agreement may be executed in counterparts
                 -------------
(and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14.    Headings.  Article and Section headings and the Table of
                 ---------
Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.    Jurisdiction; Consent to Service of Process.  (a)  Each of
                 --------------------------------------------
Parent and the Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against either Parent or the Company, or the properties of either, in the courts of any jurisdiction.

          (b) Each of Parent and the Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16.     Parent Guarantee.  (a) Parent hereby unconditionally and
                  -----------------
irrevocably guarantees, as a primary obligor and not merely as surety, the due, punctual and complete payment and performance by the Company when and as due, whether at the stated maturity, by acceleration, upon one or more dates set for prepayment or otherwise, of the Obligations of the Company.

          (b) Parent agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent for the benefit of any Secured Party on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Section
9.16 for such purpose; provided that the failure of Parent to provide such
                       --------
notice shall not preclude the application of such payment to the complete or partial satisfaction of Parent's obligations hereunder following Parent's notice to the Administrative Agent of such payment.

          (c) Notwithstanding any payment or payments made by Parent hereunder or any setoff or application of funds of Parent by any Lender, Parent shall not be entitled to be subrogated to any of the rights of any Lender against the Company or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall Parent seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by Parent hereunder, until all amounts owing to the Lenders by Parent or the Company on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to Parent on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full and the Commitments shall not have been terminated, such amount shall be held by Parent in trust for the Lenders, segregated from other funds of Parent, and shall forthwith upon receipt by Parent be turned over to the Administrative Agent in the exact form received by Parent (duly endorsed by Parent to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, at such time and in such order as the Administrative Agent may determine.

          (d) The provisions of this Section 9.16 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Lender for any reason whatsoever, including, without limitation, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Parent or the Company or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Parent or the Company or any substantial part of the property of either, or otherwise, all as though such payments had not been made.

          (e) The obligations of Parent under this Section 9.16 shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Parent under this Section 9.16 shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under any guarantee or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations by the Borrower, or by any other act or omission which may or might in any manner or to any extent vary the risk of Parent or otherwise operate as a discharge of Parent as a matter of law or equity (other than the payment in full of all the Obligations).


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              THE GUARANTEE LIFE COMPANIES INC.,

                                  by
                                    William L. Bauhard
                                    -------------------------
                                    Name:  William L. Bauhard
                                    Title: Senior Vice President
                                    and CFO

                              GUARANTEE LIFE INSURANCE COMPANY,

                                  by
                                    William L. Bauhard
                                    -------------------------
                                    Name:  William L. Bauhard
                                    Title: Senior Vice President
                                    and CFO


                              THE CHASE MANHATTAN BANK, individually and as Administrative Agent and Collateral Agent,

                                  by
                                    Peter Platten
                                    -------------------------
                                    Name:  Peter Platten
                                    Title: Vice President


                              [OTHER LENDERS]

                                                            EXHIBIT A

                                   [Form of]

                       THE GUARANTEE LIFE COMPANIES INC.

                         ADMINISTRATIVE QUESTIONNAIRE



Please accurately complete the following information and return via Telecopy to the attention of [Janet Belden] at The Chase Manhattan Bank Agency Services Corporation as soon as possible, at Telecopy No. (212) 552-5658.
-------------------------------------------------------------------------------

LENDER LEGAL NAME TO APPEAR IN DOCUMENTATION:
---------------------------------------------

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:
----------------------------------------------

Institution Name:

Street Address:

City, State, Zip Code:


GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
------------------------------------------------

Institution Name:

Street Address:

City, State, Zip Code:


POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:
-----------------------------------------------------------

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Telecopy Number:

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Telecopy Number:


TAX WITHHOLDING:
----------------

     Nonresident Alien  _______ Y*  _______ N

     * Form 4224 Enclosed

     Tax ID Number  _________________________


POST-CLOSING, ONGOING ADMINISTRATIVE CONTACTS/NOTIFICATION METHODS:
-------------------------------------------------------------------

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, FEES, ETC.

Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Telecopy Number:


PAYMENT INSTRUCTIONS:
---------------------

Name of Bank to which funds are to be transferred:



Routing Transit/ABA number of Bank to which funds are to be transferred:



Name of Account, if applicable:

Account Number:

Additional information:







MAILINGS:
---------

Please specify the person to whom the applicable Borrower should send financial and compliance information received subsequent to the closing (if different from primary credit contact):

Name:

Street Address:

City, State, Zip Code:

It is very important that all the above information be accurately completed and
                          ---
that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible. If there is someone other than yourself who should receive this questionnaire, please notify us of that person's name and telecopy number and we will telecopy a copy of the questionnaire. If you have any questions about this form, please call [Janet Belden] at (212) 552-7277.

                                                            EXHIBIT B

                                 [Form of]

                                 ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Credit Agreement dated as of May 28, 1998 (the "Credit Agreement"), among The Guarantee Life Companies Inc., a Delaware corporation ("Parent"), Guarantee Life Insurance Company, a Nebraska stock life insurance company (the "Company"), the lenders listed on Schedule 2.01 thereto (the "Lenders") and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and Collateral Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

          1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Revolving Commitments of the Assignor on the Effective Date and (ii) the [Revolving Loans][and][Term Loans] owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.18(f) of the Credit Agreement, duly completed and executed by such Assignee,
(ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement and (iii) a processing and recordation fee of $3,500.

     3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:
Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):



                                                         Percentage Assigned of Applicable
                                                         Facility/Commitment (set forth,
                            Principal           Amount   to at least 8 decimals, as a
                            Assigned                     percentage of the Facility and
                                                         the aggregate Commitments of all
                                                         Lenders thereunder)

Facility/Commitment
-------------------

Revolving Credit            $                            %


Term Loans                  $                            %


The terms set forth above are
hereby agreed to:



_________________, as Assignor



by:___________________________
 Name:
 Title:

_________________, as Assignee


by:___________________________
 Name:
 Title:

                                                            EXHIBIT C

                                FORM OF BORROWING REQUEST


The Chase Manhattan Bank, as Administrative Agent for the Lenders referred to below,
270 Park Avenue
New York, NY 10017

Attention of [        ]

                                                            [Date]

Ladies and Gentlemen:

          Reference is made to the Credit Agreement dated as of May 28, 1998 (the "Credit Agreement"), among The Guarantee Life Companies Inc. ("Parent"), Guarantee Life Insurance Company (the "Company"), the lenders from time to time party thereto (the "Lenders") and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Agent") and collateral agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing of [Revolving Loans][Term Loans] under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)  Borrower                       ______________________

(B)  Date of Borrowing
     (which is a Business Day)      ______________________

(C)  Principal Amount of
     Borrowing 1/                   ______________________
               -


(D)  Interest rate basis  1/        ______________________
                          -

(E)  Interest Period and the last


1/ Not less than $5,000,000 and in an integral multiple of $1,000,000, but in
- any event not exceeding the available Commitments of the applicable Class.

2/ Specify Eurodollar Borrowing or ABR Borrowing.
-
     day thereof  1/                ______________________
                  -

(F)  Funds are requested to be disbursed to the Borrower's account with The
     Chase Manhattan Bank (Account No.       ).

       Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the undersigned Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.01(b) and (c) of the Credit Agreement have been satisfied.

-------------------
3/ Which shall be subject to the definition of "Interest Period" and end not
- later than the applicable Maturity Date (applicable for Eurodollar Borrowings only)




                            [BORROWER],

                              by
                                -----------------------------
                                Name:
                                Title:  [Responsible Officer]

                                                            EXHIBIT D

                                PLEDGE AGREEMENT dated as of May [ ], 1998,
               between THE GUARANTEE LIFE COMPANIES INC., a Delaware corporation (the "Pledgor"), and THE CHASE MANHATTAN BANK, a New York banking
                     -------
               corporation, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined below).
                ----------------

          Reference is made to the Credit Agreement dated as of May 28, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement"), among the Pledgor, Guarantee Life Insurance Company (the "Company"
---------                                                              -------
and, together with the Pledgor, the "Borrowers"), the lenders from time to time
                                     ---------
party thereto (the "Lenders") and The Chase Manhattan Bank, as administrative
                    -------
agent for the Lenders and as Collateral Agent. Terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Lenders, the Administrative Agent and the Collateral Agent are collectively referred to herein as the "Secured Parties".
                           ---------------

          The Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Company is a wholly owned subsidiary of the Pledgor, and the Pledgor has guaranteed all obligations of the Company under the Credit Agreement. The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Pledgor of a Pledge Agreement in the form hereof to secure (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being referred to collectively as the "Obligations").
 -----------

          Accordingly, the Pledgor and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

          SECTION 1.  Pledge.  As security for the payment and performance, as
                      -------
the case may be, in full of the Obligations, the Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in (a) all of the Pledgor's right, title and interest in, to and under the shares of capital stock owned by it and listed on Schedule I hereto and any shares of capital stock of any Restricted Subsidiary created or acquired by the Pledgor, and any Subsidiary upon becoming a Restricted Subsidiary, and the certificates representing all such shares (the "Pledged Stock"); provided that the Pledged Stock shall not, to the extent that
 -------------    --------
applicable law requires that a Restricted Subsidiary of the Pledgor issue directors' qualifying shares, include such qualifying shares; (b) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (c) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clause (a) above; (d) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses
(a) through (e) above being collectively referred to as the "Collateral").  Upon
                                                             ----------
delivery to the Collateral Agent, any Pledged Stock now or hereafter included in the Collateral shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request. Each delivery of Pledged Stock shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

          TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and
                                 -------  -------
conditions hereinafter set forth.

          SECTION 2.  Delivery of the Collateral.  The Pledgor agrees promptly
                      ---------------------------
to deliver or cause to be delivered to the Collateral Agent any and all Pledged Stock, and any and all certificates or other instruments or documents representing the Collateral.

          SECTION 3.  Representations, Warranties and Covenants.  The Pledgor
                      -----------------------------------------
hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

          (a) the Pledged Stock represents that percentage as set forth on
     Schedule I of the issued and outstanding shares of each class of the capital stock of each issuer with respect thereto;

          (b) except for the security interest granted hereunder, the Pledgor
     (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Stock indicated on Schedule I, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

          (c) the Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all persons whomsoever;

          (d) no consent of any other person (including stockholders or creditors of the Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

          (e) by virtue of the execution and delivery by the Pledgor of this Agreement, when the Pledged Stock, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Stock as security for the payment and performance of the Obligations;

          (f) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein, except, in connection with the exercise of remedies by the Collateral Agent following an Event of Default by the Borrower, compliance by the Collateral Agent with applicable Nebraska law including Neb. Rev. Stat. (S)(S) 44-2126 and 44-6115 and applicable Ohio law including Ohio Revised Code Section 3901.321 and applicable Pennsylvania law including 40 PENNSYLVANIA STATUTES (S)(S) 8991.1401, 8991.1402 and 8991.1403;

          (g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

          (h) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof; and

          (i) the pledge of the Pledged Stock pursuant to this Agreement does not violate Regulation G, T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

          SECTION 4.  Registration in Nominee Name; Denominations.  The
                      --------------------------------------------
Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Stock in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. The Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Pledgor.

          SECTION 5.  Voting Rights; Dividends and Interest, etc.  (a)  Unless
                      -------------------------------------------
and until an Event of Default shall have occurred and be continuing:

          (i) The Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Stock or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided,
                                                                   --------
     however, that the Pledgor will not be entitled to exercise any such right
     -------
     if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Stock or the rights and remedies of any of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

          (ii) The Collateral Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

          (iii) The Pledgor shall be entitled to receive and retain any and all cash dividends paid on the Pledged Stock to the extent and only to the extent that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Stock, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Stock or received in exchange for Pledged Stock or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by the Pledgor, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

          (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to dividends, interest or principal that the Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by any Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to the Pledgor all cash dividends, interest or principal (without interest), that the Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

          (c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this
Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and, subject to applicable regulatory and legal requirements, all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise
                                              --------
directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights. After all Events of Default have been cured or waived, the Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

          SECTION 6.  Remedies upon Default.  Upon the occurrence and during the
                      ----------------------
continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and, to the extent permitted by applicable law, the Pledgor hereby waives all rights of redemption, stay, valuation and appraisal the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

          The Collateral Agent shall give a Pledgor 10 days' prior written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of the Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of the Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to it from the Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof,
(a) a written agreement to purchase the

Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) the Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

          SECTION 7.  Application of Proceeds of Sale.  The proceeds of any sale
                      --------------------------------
of Collateral pursuant to Section 6, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

          FIRST, to the payment of all costs and expenses incurred by the Collateral Agent or the Administrative Agent in connection with such sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of the Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

          SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

          THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

          The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

          SECTION 8.  Reimbursement of Collateral Agent.  (a)  The Pledgor
                      ----------------------------------
agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          (b) Without limitation of its indemnification obligations under the other Loan Documents, the Pledgor agrees to indemnify the Collateral Agent and the Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity
                                                  --------
shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.06 of the Credit Agreement.

          SECTION 9.  Collateral Agent Appointed Attorney-in-Fact.  The Pledgor
                      --------------------------------------------
hereby appoints the Collateral Agent the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring
--------  -------
or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

          SECTION 10.  Waivers; Amendment.  (a)  No failure or delay of the
                       -------------------
Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

          SECTION 11.  Securities Act, etc.  In view of the position of the
                       --------------------
Pledgor in relation to the Pledged Stock, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any
                         -----------------------
disposition of the Pledged Stock permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Stock, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Stock could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Stock under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Stock, limit the purchasers to those who will agree, among other things, to acquire such Pledged Stock for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Stock or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

          SECTION 12.  Registration, etc.  The Pledgor agrees that, upon the
                       ------------------
occurrence and during the continuance of an Event of Default hereunder, if for any reason the Collateral Agent desires to sell any of the Pledged Stock at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Stock to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Stock. The Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgor or the issuer of such Pledged Stock by the Collateral Agent or any other Secured Party expressly for use therein. The Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Stock to qualify, file or register, any of the Pledged Stock under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Pledgor will bear all costs and expenses of carrying out its obligations under this Section 12. The Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this
Section 12 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12 may be specifically enforced.

          SECTION 13.  Security Interest Absolute.  All rights of the Collateral
                       ---------------------------
Agent hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing,
(c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

          SECTION 14.  Termination or Release.  (a)  This Agreement and the
                       -----------------------
security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.

          (b) Upon any sale or other transfer by the Pledgor of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08(b) of the Credit Agreement, the security interest in such Collateral shall be automatically released.

          (c) In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to the Pledgor, at the Pledgor's expense, all documents that the Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

          SECTION 15.  Notices.  All communications and notices hereunder shall
                       --------
be in writing and given as provided in Section 9.01 of the Credit Agreement.

          SECTION 16.  Further Assurances.  The Pledgor agrees to do such
                       -------------------
further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

          SECTION 17.  Binding Effect; Several Agreement; Assignments. Whenever
                       -----------------------------------------------
in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective when a counterpart hereof executed on behalf of the Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that the Pledgor shall not have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents.

          SECTION 18.  Survival of Agreement; Severability.  (a)  All covenants,
                       ------------------------------------
agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

          (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 19.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                       --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 20.  Counterparts.  This Agreement may be executed in two or
                       -------------
more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 17. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 21.  Rules of Interpretation.  The rules of interpretation
                       ------------------------
specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

          SECTION 22.  Jurisdiction; Consent to Service of Process.  (a)  The
                       --------------------------------------------
Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Pledgor or its properties in the courts of any jurisdiction.

          (b) The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 23.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES,
                       ---------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                         THE GUARANTEE LIFE COMPANIES INC.,

                           by
                             -------------------------------
                             Name:
                             Title:


                         THE CHASE MANHATTAN BANK, as Collateral Agent,

                           by
                             -------------------------------
                             Name:
                             Title: